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Exhibit 11.1

                               XETEL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                        IN THOUSANDS, EXCEPT SHARE DATA
                                  (UNAUDITED)

                                                                  Three Months Ended                 Six Months Ended
                                                             September 26,     September 27,   September 26,     September 27,
                                                                 1998              1997             1998             1997
                                                                 ----              ----             ----             ----
     Basic earnings per share:
           Weighted average shares outstanding                   9,062             8,821            9,035            8,816
                                                               =======            ======           ======           ======

           Net income                                          $  (240)           $   61           $  444           $  516
                                                               =======            ======           ======           ======

           Basic earnings per share                            $ (0.03)           $ 0.01           $ 0.05           $ 0.06
                                                               =======            ======           ======           ======

     Diluted earnings per share:
           Weighted average shares outstanding                   9,062             8,821            9,035            8,816
           Common stock equivalents: stock options (1) (2)        ---                841              580              845
                                                               -------            ------           ------           ------
                                                                 9,062             9,662            9,615            9,661
                                                               =======            ======           ======           ======

           Net income                                          $  (240)           $  $61           $  444           $  516
                                                               =======            ======           ======           ======

           Diluted earnings per share                          $ (0.03)           $ 0.01           $ 0.05           $ 0.05
                                                               =======            ======           ======           ======


(1) Stock options based on the treasury stock method using average market price.

(2) Common stock equivalents were 314,000 for the three months ended September 26, 1998. Common stock equivalents are included in the computation of diluted weighted average shares outstanding only during periods that their inclusion would be dilutive.